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Exhibit 32.1

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Gilbert F. Amelio, Chief Executive Officer of Jazz Technologies, Inc. (the "Company"), and Paul A. Pittman, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

  1.
  The Company's Annual Report on Form 10-K for the year ended December 28, 2007, to which this Certification is attached as Exhibit 32.1 (the "Annual Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        In Witness Whereof, the undersigned have set their hands hereto as of March 20, 2008.

/s/ GILBERT F. AMELIO Gilbert F. Amelio Chief Executive Officer	/s/ PAUL A. PITTMAN Paul A. Pittman Chief Financial Officer

This certification accompanies this Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.1
CERTIFICATION